UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 15, 2009

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement.

On April 15, 2009, Micron Technology, Inc. (“Micron” or the “Company”) entered into an Indenture (the “Indenture”) by and between Micron and Wells Fargo Bank, National Association, as trustee relating to the issuance by Micron of $230 million aggregate principal amount of its 4.25% Convertible Senior Notes due October 15, 2013 (the “Notes”).  The Indenture and the form of global note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.  The Notes bear interest at a rate of 4.25% per year on the principal amount, accruing from April 15, 2009. Interest is payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2009. The Notes will mature on October 15, 2013, subject to earlier repurchase, redemption or conversion.

The Notes are convertible into shares of Micron’s common stock, par value $0.10 per share (the “Common Stock”), at an initial conversion rate of 196.7052 shares of Common Stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $5.08 per share of Common Stock. Holders may surrender their Notes for conversion at any time on or prior to the close of business on the business day immediately preceding the maturity date for the Notes.  If a holder elects to convert its Notes in connection with a make-whole change in control, as that term is defined in the Indenture, Micron will, in certain circumstances, pay a make-whole change in control premium by increasing the conversion rate for Notes converted in connection with such make-whole change in control.

Micron may not redeem the Notes prior to April 20, 2012. On or after April 20, 2012, Micron may redeem for cash all or part of the Notes if the last reported sale price of Common Stock has been at least 135% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the date on which we provide notice of redemption.  The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including any additional interest, plus a “make-whole premium” payment, as that term is defined in the Indenture.

Upon a change in control or a termination of trading, as defined in the Indenture, the holders may require Micron to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, including additional interest, if any.

The Notes are Micron’s general, unsecured obligations and are effectively subordinated to all of Micron’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all indebtedness and other liabilities of Micron’s subsidiaries. The Indenture does not limit the amount of indebtedness that Micron or any of its subsidiaries may incur.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•     Micron’s failure to pay when due the principal on any of the Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•     Micron’s failure to pay interest, including any additional interest, on any of the Notes for 30 days after the date when due;

•     Micron’s failure to give timely notice of a termination of trading, a change of control or a make-whole change in control that does not constitute a change in control, which continues for a period of three business days;

•     Micron’s failure to comply with its obligation to convert the Notes into Common Stock upon exercise of a holder’s conversion right;

•     Micron’s failure to comply with any other agreement under the Indenture or in the Notes and Micron fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure as required by the Indenture;

•     A default by Micron under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $100 million, and such indebtedness has not been discharged or the acceleration has not been cured, waived, rescinded or annulled within 30 days after receiving notice as required by the Indenture; and

•     Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and related global note, which are included as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01 Other Events.

Common Stock

On April 15, 2009, Micron completed its sale of 69,276,000 shares (the “Shares”) of Common Stock of the Company in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.  The public offering price of the Shares was $4.15 per share.

Capped Call Transactions

In connection with the offering of the Notes, the Company also completed capped call transactions with the following entities affiliated with the Underwriters: one capped call transaction with Goldman, Sachs & Co. (the “Goldman Sachs Capped Call”), one capped call transaction with Morgan Stanley & Co. International plc (the “Morgan Stanley Capped Call”) and one capped call transaction with Deutsche Bank AG, London Branch (the “Deutsche Bank Capped Call” and collectively with the Goldman Sachs Capped Call and the Morgan Stanley Capped Call, the “Capped Calls”). The Capped Calls each have an initial strike price of approximately $5.08 per share, subject to certain adjustments, which matches the initial conversion price of the Notes.  The Capped Calls have a cap price of $6.64 per share. The Capped Calls cover, subject to anti-dilution adjustments similar to those contained in the Notes, an approximate combined total of 45.2 million shares of Common Stock (after adjustment for the Underwriters’ exercise of their over-allotment option pursuant to the Note Underwriting Agreement), of which amount the Goldman Sachs Capped Call covers 45%, the Morgan Stanley Capped Call covers 35% and the Deutsche Bank Capped Call covers 20%. The Capped Calls are intended to reduce the potential dilution upon conversion of the Notes. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Calls, exceeds the applicable cap price of the Capped Calls, there would be dilution to the extent that the then market value per share of the Common Stock exceeds the cap price. Micron paid approximately $24.7 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The Capped Calls expire in four and one-half years.  Each of the Capped Calls is filed as Exhibits to Micron’s Form 8-K filed on April 14, 2009 and the description herein is qualified in its entirety by reference to the text of each applicable Capped Call.

The purpose of this Current Report is to incorporate by reference the Indenture, the form of global note and the opinion of WSGR (attached hereto as Exhibits 4.1, 4.2 and 99.1, respectively) into the Registration Statement.  By filing this Current Report, such exhibits and this Current Report are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Convertible Senior Indenture between the Company and Wells Fargo Bank, National Association, dated as of April 15, 2009.
4.2	Form of 4.25% Convertible Senior Note due October 15, 2013 (included in Exhibit 4.1 hereto).
99.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the Notes and the Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: April 20, 2009	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 14, 2009

Exhibit No.	Description
4.1	Convertible Senior Indenture between the Company and Wells Fargo Bank, National Association, dated as of April 15, 2009.
4.2	Form of 4.25% Convertible Senior Note due October 15, 2013 (included in Exhibit 4.1 hereto).
99.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the Notes and the Shares.